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                                                                    Exhibit 23.4

                                    CONSENT

  We hereby consent to the reference to our firm under the heading "experts" in the Prospectus of Arch Communications Group, Inc. constituting part of: (i) Post-Effective Amendment No. 2 on Form S-1 to Form S-4 Registration Statement (No. 333-63519); (ii) Post-Effective Amendment No. 1 on Form S-1 to Form S-4 Registration Statement (No. 333-62211); and (iii) Registration Statement on Form S-4 (No. 33-XXXXX) for the registration of up to 3,675,659 shares of its common stock. As noted therein, our review and input only pertains to FCC matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors--Government regulation may burden operations" and "Industry Overview--Regulation." Stockholders of Arch should not rely on Wilkinson, Barker, Knauer with respect to any other matters or any other sections of the Prospectus.

                                          Wilkinson, Barker, Knauer LLP

                                                 /s/ Kenneth D. Patrich
                                          By: _________________________________
                                                    Kenneth D. Patrich

Date:  May 26, 1999